UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2011

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

405 Trimmer Road, Suite 200, Califon, NJ	07830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The information provided under Item 1.01 is responsive to the information required by this Item 5.02 and is hereby incorporated by reference.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2011, Jorge Rodriguez, our Vice President and Chief Commercial Officer, resigned from all positions with our company. Mr. Rodriguez’s resignation was not as a result of any disagreements with our company or our policies.

As a result, and also effective December 15, 2011 we entered into an agreement with Mr. Rodriguez pursuant to which we terminated his employment agreement and amended his stock option agreement (dated March 4, 2011) in order to terminate all unvested options effective immediately and to extend the exercise period for his 105,000 vested options to December 15, 2012. Mr. Rodriguez may revoke the agreement any time before December 22, 2011 at which point the revocation period will expire. Also, pursuant to the agreement, we will pay Mr. Rodriguez the amount of $19,500 within five days following the expiration of the revocation period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Cameron Durrant
Cameron Durrant
President, Chief Executive Officer and Director

Date: December 19, 2011